Exhibit 99.1

News Release

International Paper Reports Third Quarter Earnings

Delivered Record Operating Earnings

Driven by Continued Margin Expansion and Solid Operational Performance

MEMPHIS, Tenn. – October 24th, 2013 – International Paper today reported third quarter 2013 net earnings attributable to common shareholders totaling $382 million ($0.85 per share), compared with net earnings of $259 million ($0.57 per share) in the second quarter of 2013 and $237 million ($0.54 per share) in the third quarter of 2012. Amounts in all periods include the impact of special items.

Diluted Earnings Per Share Attributable to International Paper Shareholders

	Third Quarter 2013	Second Quarter 2013	Third Quarter 2012
Net Earnings	$0.85	$0.57	$0.54
Less – Discontinued Operations (Gain) Loss	0.02	(0.05)	(0.03)
Net Earnings from Continuing Operations	$0.87	$0.52	$0.51
Add Back – Net Special Items Expense	0.07	0.01	0.24
Add Back – Non-Operating Pension Expense	0.11	0.11	0.06
Operating Earnings*	$1.05	$0.64	$0.81

*	Operating Earnings is defined as net earnings from continuing operations (GAAP) excluding special items and non-operating pension expense.

Record operating earnings were $471 million ($1.05 per share) in the third quarter of 2013 compared with $288 million ($0.64 per share) in the second quarter of 2013 and $358 million ($0.81 per share) in the third quarter of 2012.

Quarterly net sales were $7.4 billion compared with $7.3 billion in the second quarter of 2013 and $7.0 billion in the third quarter of 2012.

Business segment operating profits before special items were $753 million in the third quarter of 2013, compared with $622 million in the second quarter of 2013 and $634 million in the third quarter of 2012.

“International Paper delivered record operating earnings in the third quarter, as our margins continued to expand. Results were driven by solid operational performance and higher prices that more than offset a spike in wood costs,” said John Faraci, Chairman and Chief Executive Officer. “Looking ahead, the company is well positioned going into 2014 and we continue to focus on growing free cash flow and generating above cost of capital returns.”

SEGMENT INFORMATION

The performance of the company’s business segments are measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items. Third quarter 2013 business segment operating profits and business trends compared with the prior quarter are as follows:

Industrial Packaging operating profits in the third quarter of 2013 were $517 million ($499 million including special items) compared with $477 million ($474 million including special items) in the second quarter of 2013. In North America, higher selling prices for boxes and containerboard, operational improvements and fewer maintenance outages favorably impacted the quarter. Wood and waste fiber costs were higher than anticipated. Third quarter industry year-over-year box growth was approximately 0.5 percent, a modest improvement from flat growth in the second quarter of 2013. In Europe, sales volumes were seasonally lower and sales margins were down, reflecting higher board costs.

Printing Papers operating profits were $144 million ($93 million including special items) in the third quarter of 2013 versus $76 million (before and after special items) in the second quarter of 2013. The earnings increase of $68 million from the second quarter was primarily due to fewer planned maintenance outages in the U.S. and Europe and the non-recurrence of a $28 million bad debt reserve posted last quarter. This increase was partially offset by higher wood costs due to wet weather in the southeastern U.S.

Consumer Packaging operating profits were $73 million (before and after special items) in the third quarter of 2013 compared with $52 million ($51 million including special items) in the second quarter of 2013. In both North America and Europe, the business benefited from lower maintenance outage costs and favorable pricing.

xpedx, the company’s North American distribution business, reported operating profits of $19 million ($13 million including special items) in the third quarter of 2013 compared with $17 million (break-even including special items) in the second quarter of 2013. Seasonally higher sales volumes drove the earnings increase.

Ilim joint venture

International Paper recorded equity earnings of $11 million in the third quarter of 2013, compared with an equity loss of $34 million in the second quarter of 2013. The earnings improvement was partially due to foreign exchange movement of the U.S. dollar versus the Russian ruble. The Company recognized an after-tax foreign exchange gain of $8 million compared with a $23 million loss in the second quarter of 2013. The impact in both quarters was due to non-cash adjustments associated with the Ilim joint venture’s U.S. dollar denominated debt. Additionally, operating earnings improved during the third quarter as ramp-up efforts related to two major capital projects progressed.

Corporate Expenses

Net corporate expenses, excluding non-operating pension expense, for the 2013 third quarter were $13 million compared with $0 million in the second quarter of 2013 and $1 million in the third quarter of 2012.

Effective Tax Rate

The effective tax rate before special items for the third quarter of 2013 was 24 percent, compared with 30 percent in the second quarter of 2013. The lower rate in the third quarter is primarily the result of a onetime inclusion of a $30 million benefit related to the adjustment of the tax basis in certain of the Company’s fixed assets. The recording of this benefit is predicated upon a 2012 U.S. Court of Federal Claims decision decided in favor of another taxpayer.

Effects of Special Items

Special items in the third quarter of 2013 included a net pre-tax loss of $76 million ($47 million after taxes) for restructuring and other charges, pre-tax charges of $24 million ($15 million after taxes) for integration costs related to the Temple-Inland acquisition and a pre-tax charge of $1 million ($0 million after taxes) for other items. In addition, a tax benefit of $31 million related to the release of an income tax reserve was recorded. Restructuring and other charges included a pre-tax charge of $51 million ($31 million after taxes) for costs associated with the announced closure of our Courtland, Alabama mill, pre-tax charges of $15 million ($9 million after taxes) for debt extinguishment costs, pre-tax charges of $6 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, pre-tax charges of $11 million ($7 million after taxes) for costs associated with the announced potential spin-off of our xpedx operations, a pre-tax gain of $9 million ($6 million after taxes) related to the sale of the Bellevue, Washington box plant facility that was closed in 2010, and charges of $2 million (before and after taxes) for other items.

Special items in the second quarter of 2013 included a net pre-tax gain of $4 million ($2 million after taxes) for restructuring and other charges and pre-tax charges of $14 million ($8 million after taxes) for integration costs related to the Temple-Inland acquisition. Also included are a pre-tax charge of $6 million ($4 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota and a pre-tax charge of $9 million ($5 million after taxes) to adjust the value of two Company airplanes to fair value. In addition, a gain of $13 million (before and after taxes) was recorded for a net bargain purchase gain on the first quarter 2013 acquisition of a majority share of our Packaging operations in Turkey. Restructuring and other charges included a pre-tax gain of $30 million ($19 million after taxes) for insurance reimbursements related to the 2012 Guaranty Bank legal settlement, pre-tax charges of $17 million ($10 million after taxes) for costs associated with the restructuring of our xpedx operations, pre-tax charges of $3 million ($2 million after taxes) for debt extinguishment costs, pre-tax charges of $3 million ($2 million after taxes) for costs associated with the announced potential spin-off of the xpedx operations and charges of $3 million (before and after taxes) for other items.

Special items in the third quarter of 2012 included pre-tax charges of $33 million ($24 million after taxes) for restructuring and other charges, pre-tax charges of $58 million ($34 million after taxes) for integration costs related to the Temple-Inland acquisition, and pre-tax charges of $19 million ($49 million after taxes) for costs associated with the divestiture of three containerboard mills. Restructuring and other charges included pre-tax charges of $13 million ($8 million after taxes) for debt extinguishment costs, pre-tax charges of $8 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, pre-tax charges of $16 million ($11 million after taxes) for costs associated with the restructuring of our Packaging business in Europe, and a net pre-tax gain of $4 million (a charge of $1 million after taxes) for other items.

Discontinued Operations

Discontinued operations in the third quarter and second quarter of 2013 and the third quarter of 2012 included the operating earnings of Temple-Inland’s Building Products business for the period prior to the date of sale on July 19, 2013. Also included are the write-off of capital investments and costs associated with the divestiture of this business.

EARNINGS WEBCAST

The company will hold a webcast to review earnings at 9:00 a.m. ET / 8:00 a.m. CT today. All interested parties are invited to listen to the webcast live and view the slides to be presented at the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the presentations page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties in the U.S. who wish to participate in the webcast via teleconference may dial (877) 316-2541. Those outside the U.S. should dial +1 (706) 679-8242 and ask to be connected to the International Paper third quarter earnings call. The conference ID number is 71203703. Participants should call in no later than 8:45 a.m. ET/7:45 a.m. CT. An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056, and when prompted for the conference ID, enter 71203703.

International Paper (NYSE: IP) is a global leader in packaging and paper with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include industrial and consumer packaging and uncoated papers, complemented by xpedx, the company’s North American distribution company. Headquartered in Memphis, Tenn., the company employs approximately 70,000 people and is strategically located in more than 24 countries serving customers worldwide. International Paper net sales for 2012 were $28 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through a joint venture; (vii) our ability to reach a definitive agreement on a mutually acceptable transaction combining xpedx with Unisource, the receipt of governmental and other approvals and favorable rulings associated with such a transaction and the successful fulfillment or waiver of all other closing conditions for such a transaction without unexpected delays or conditions, and the successful closing of such a transaction within the estimated timeframe; and (viii) our ability to achieve the benefits we expect from all strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contacts:

Media: Thomas J. Ryan, 901-419-4333; Investors: Jay Royalty, 901-419-1731 and Michele Vargas, 901-419-7287

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2013		2012		2013		2013		2012
Net Sales	$7,406		$7,026		$7,335		$21,831		$20,758

Costs and Expenses
Cost of products sold	5,313		5,140	(e)	5,414	(i)	15,947	(i)	15,394	(r)
Selling and administrative expenses	572	(a)	527	(f)	515	(j)	1,654	(n)	1,514	(s)
Depreciation, amortization and cost of timber harvested	401		383		396	(k)	1,176	(k)	1,111
Distribution expenses	438		403		449		1,309		1,198
Taxes other than payroll and income taxes	47		39		47		143		124
Restructuring and other charges	76	(b)	33	(g)	(4	)(l)	131	(o)	88	(t)
Net losses on sales and impairments of businesses	1	(c)	18	(h)	—		1	(c)	89	(u)
Net bargain purchase gain on acquisition of business	—		—		(13	)(m)	(13	)(m)	—
Interest expense, net	147		163		168		479	(p)	503

Earnings From Continuing Operations Before Income Taxes and Equity Earnings	411	(a-c)	320	(e-h)	363	(i-m)	1,004	(c,i,k,m-p)	737	(r-u)
Income tax provision	41	(d)	130		94		66	(q)	257
Equity earnings (loss), net of taxes	16		34		(36)		(30)		52

Earnings From Continuing Operations	386	(a-d)	224	(e-h)	233	(i-m)	908	(c,i,k,m-q)	532	(r-u)
Discontinued operations, net of taxes	(10)		14		24		40		35

Net Earnings	$376	(a-d)	$238	(e-h)	$257	(i-m)	$948	(c,i,k,m-q)	$567	(r-u)
Less: Net earnings (loss) attributable to noncontrolling interests	(6)		1		(2)		(11)		8

Net Earnings Attributable to International Paper Company	$382	(a-d)	$237	(e-h)	$259	(i-m)	$959	(c,i,k,m-q)	$559	(r-u)

Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$0.88	(a-d)	$0.51	(e-h)	$0.53	(i-m)	$2.07	(c,i,k,m-q)	$1.20	(r-u)
Discontinued operations	(0.02)		0.03		0.05		0.09		0.08

Net earnings	$0.86	(a-d)	$0.54	(e-h)	$0.58	(i-m)	$2.16	(c,i,k,m-q)	$1.28	(r-u)

Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$0.87	(a-d)	$0.51	(e-h)	$0.52	(i-m)	$2.05	(c,i,k,m-q)	$1.19	(r-u)
Discontinued operations	(0.02)		0.03		0.05		0.09		0.08

Net earnings	$0.85	(a-d)	$0.54	(e-h)	$0.57	(i-m)	$2.14	(c,i,k,m-q)	$1.27	(r-u)

Average Shares of Common Stock Outstanding - Diluted	449.7		439.8		448.5		448.7		439.7

Cash Dividends Per Common Share	$0.3000		$0.2625		$0.3000		$0.9000		$0.7875

Amounts Attributable to International Paper Common Shareholders
Earnings from continuing operations, net of tax	$392	(a-d)	$223	(e-h)	$235	(i-m)	$919	(c,i,k,m-q)	$524	(r-u)
Discontinued operations, net of tax	(10)		14		24		40		35

Net Earnings	$382	(a-d)	$237	(e-h)	$259	(i-m)	$959	(c,i,k,m-q)	$559	(r-u)

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $24 million ($15 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(b)	Includes a pre-tax charge of $51 million ($31 million after taxes) for costs associated with the announced shutdown of our Courtland mill, a pre-tax charge of $15 million ($9 million after taxes) for debt extinguishment costs, a pre-tax charge of $6 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $11 million ($7 million after taxes) for costs associated with the announced possible spin-off of the xpedx operations, a pre-tax gain of $9 million ($6 million after taxes) associated with the sale of the Bellevue box plant facility which was closed in 2010, and charges of $2 million (before and after taxes) for other items.
(c)	Includes a pre-tax charge of $1 million ($0 million after taxes) for costs associated with the divestiture of three containerboard mills in 2012.
(d)	Includes a tax benefit of $31 million for an income tax reserve release. In addition, the third quarter tax rate includes a $30 million benefit related to the adjustment of the tax basis in certain of the Company’s fixed assets.
(e)	Includes a charge of $1 million (before and after taxes) for an inventory write-off related to the xpedx reorganization.
(f)	Includes a pre-tax charge of $58 million ($34 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(g)	Includes a pre-tax charge of $13 million ($8 million after taxes) for debt extinguishment costs, a pre-tax charge of $8 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $16 million ($11 million after taxes) for costs associated with the restructuring of the Company’s Packaging business in Europe, and a pre-tax gain of $4 million (a loss of $1 million after taxes) for other items.
(h)	Includes a pre-tax charge of $19 million ($49 million after taxes) for costs associated with the containerboard mill divestitures and a gain of $1 million (before and after taxes) for other items.
(i)	Includes a pre-tax charge of $6 million ($4 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota.
(j)	Includes a pre-tax charge of $14 million ($8 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(k)	Includes a pre-tax charge of $9 million ($5 million after taxes) to adjust the value of two Company airplanes to fair value.
(l)	Includes a pre-tax gain of $30 million ($19 million after taxes) for insurance reimbursements related to the 2012 Guaranty Bank legal settlement, a pre-tax charge of $3 million ($2 million after taxes) for debt extinguishment costs, a pre-tax charge of $17 million ($10 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $3 million ($2 million after taxes) for costs associated with the announced possible spin-off of the xpedx operations, and charges of $3 million (before and after taxes) for other items.
(m)	Includes a gain of $13 million (before and after taxes) related to a bargain purchase adjustment on the first-quarter 2013 acquisition of a majority share of our operations in Turkey.
(n)	Includes a pre-tax charge of $50 million ($31 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(o)	Includes a pre-tax charge of $51 million ($31 million after taxes) for costs associated with the announced shutdown of our Courtland mill, a pre-tax gain of $30 million ($19 million after taxes) for insurance reimbursements related to the 2012 Guaranty Bank legal settlement, a pre-tax charge of $45 million ($28 million after taxes) for costs associated with the permanent shutdown of a paper machine at our Augusta mill, a pre-tax charge of $24 million ($15 million after taxes) for debt extinguishment costs, a pre-tax charge of $30 million ($18 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $14 million ($9 million after taxes) for costs associated with the announced possible spin-off of the xpedx operations, a pre-tax gain of $9 million ($6 million after taxes) for the sale of our Bellevue box plant facility which was closed in 2010, and charges of $6 million ($5 million after taxes) for other items.
(p)	Includes interest income of $6 million ($4 million after taxes) related to the closing of a U.S. federal income tax audit.

(q)	Includes a tax benefit of $93 million associated with the closing of a U.S. federal tax audit, a tax benefit of $31 million for an income tax reserve release, and a net tax expense of $2 million related to internal restructurings. In addition, the first quarter tax rate includes a benefit of approximately $35 million related to the enactment into law of The American Taxpayer Relief Act of 2012 in January 2013 and the third quarter tax rate includes a $30 million benefit related to the adjustment of the tax basis in certain of the Company’s fixed assets.
(r)	Includes a pre-tax charge of $20 million ($12 million after taxes) related to the write-up of the Temple-Inland inventories to fair value and a charge of $5 million (before and after taxes) for an inventory write-off related to the xpedx reorganization.
(s)	Includes a pre-tax charge of $136 million ($89 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(t)	Includes a pre-tax charge of $39 million ($24 million after taxes) for debt extinguishment costs, a pre-tax charge of $37 million ($24 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $16 million ($11 million after taxes) for costs associated with the restructuring of the Company’s Packaging business in Europe and a pre-tax gain of $4 million (a loss of $1 million after taxes) for other items.
(u)	Includes a pre-tax charge of $62 million ($38 million after taxes) to adjust the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, a pre-tax charge of $28 million ($54 million after taxes) for costs associated with the containerboard mill divestitures, and a pre-tax gain of $1 million ($2 million after taxes) for other items.

International Paper Company

Reconciliation of Operating Earnings to Net Earnings

Attributable to International Paper Company

Preliminary and Unaudited

(In millions except for per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2013		2012		2013		2013	2012
Operating Earnings	$471		$358		$288		$1,051	$862

Non-Operating Pension	(48)		(28)		(51)		(150)	(82)
Special Items	(31	)(a)	(107	)(b)	(2	)(c)	18 (d)	(256	)(e)

Earnings from Continuing Operations	392		223		235		919	524
Discontinued operations	(10)		14		24		40	35

Net Earnings as Reported	$382		$237		$259		$959	$559

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2013		2012		2013		2013	2012
Diluted Earnings per Common Share
Operating Earnings Per Share	$1.05		$0.81		$0.64		$2.34	$1.96

Non-Operating Pension	(0.11)		(0.06)		(0.11)		(0.33)	(0.19)
Special Items	(0.07)		(0.24)		(0.01)		0.04	(0.58)

Continuing Operations	0.87		0.51		0.52		2.05	1.19
Discontinued operations	(0.02)		0.03		0.05		0.09	0.08

Diluted Earnings per Common Share as Reported	$0.85		$0.54		$0.57		$2.14	$1.27

Notes:

(a)	See footnotes (a) - (d) on the Consolidated Statement of Operations
(b)	See footnotes (e) - (h) on the Consolidated Statement of Operations
(c)	See footnotes (i) - (m) on the Consolidated Statement of Operations
(d)	See footnotes (c), (i), (k) and (m) - (q) on the Consolidated Statement of Operations
(e)	See footnotes (r) - (u) on the Consolidated Statement of Operations

(1) The Company calculates Operating Earnings by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

(2) Since diluted earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of the respective quarters.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2013	2012	2013	2013		2012
Industrial Packaging	$3,755	$3,335	$3,780	$11,095		$9,900
Printing Papers	1,555	1,580	1,540	4,635		4,650
Consumer Packaging	885	765	855	2,570		2,355
Distribution	1,445	1,535	1,405	4,235		4,510
Corporate and Inter-segment Sales	(234)	(189)	(245)	(704)		(657)

Net Sales	$7,406	$7,026	$7,335	$21,831		$20,758

Operating Profit by Industry Segment

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2013	2012	2013	2013		2012
Industrial Packaging	$499 (1)	$255 (5)	$474 (1)	$1,328	(1)	$730 (5)
Printing Papers	93 (2)	202 (6)	76	318	(2)	452 (6)
Consumer Packaging	73	67	51 (3)	131	(3)	227 (7)
Distribution	13 (4)	15 (8)	—	8	(4)	18 (8)

Operating Profit	678	539	601	1,785		1,427

Interest expense, net	(147)	(163)	(168)	(479	)(9)	(503)
Noncontrolling interest/equity earnings adjustment (10)	(3)	—	4	1		8
Corporate items, net	(13)	(1)	—	(35)		(36)
Restructuring and other charges	(26)	(15)	9	(23)		(40)
Non-operating pension expense	(78)	(40)	(83)	(245)		(119)

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$411	$320	$363	$1,004		$737

Equity Earnings in Ilim Holdings S.A., Net of Taxes	$11	$33	$(34)	$(34)		$48

(1)	Includes charges of $24 million and $14 million for the three months ended September 30, 2013 and June 30, 2013, respectively, and a charge of $50 million for the nine months ended September 30, 2013 for integration costs associated with the acquisition of Temple-Inland, gains of $13 million for the three months ended June 30, 2013, and $14 million for the nine months ended September 30, 2013 for a bargain purchase adjustment on the first quarter 2013 acquisition of a majority share of our operations in Turkey, a gain of $9 million for the three months and nine months ended September 30, 2013 related to the sale of the box plant facility in Bellevue, Washington, and charges of $3 million and $2 million for the three months ended September 30, 2013 and June 30, 2013, respectively, and a charge of $8 million for the nine months ended September 30, 2013 for other items.
(2)	Includes charges of $51 million for the three months and nine months ended September 30, 2013 for costs associated with the announced shutdown of our Courtland mill.
(3)	Includes charges of $1 million for the three months ended June 30, 2013 and $45 million for the nine months ended September 30, 2013 for costs associated with the permanent shutdown of a paper machine at our Augusta mill.
(4)	Includes charges of $6 million and $17 million for the three months ended September 30, 2013 and June 30, 2013, respectively, and a charge of $30 million for the nine months ended September 30, 2013 for costs associated with the restructuring of the Company’s xpedx operation.
(5)	Includes charges of $58 million and $136 million for the three months and nine months ended September 30, 2012 for integration costs associated with the Temple-Inland acquisition, charges of $19 million and $28 million for the three months and nine months ended September 30, 2012 for costs associated with the divestiture of three containerboard mills, charges of $16 million for the three months and nine months ended September 30, 2012 for costs associated with the restructuring of our Packaging business in Europe, a charge of $62 million for the nine months ended September 30, 2012 to adjust the value of the long-lived assets of the Hueneme mill in Oxnard, California to their fair value, a charge of $20 million for the nine months ended September 30, 2012 related to the write-up of the Temple-Inland inventory to fair value, and gains of $6 million and $5 million for the three months and nine months ended September 30, 2012 for other items.
(6)	Includes a gain of $1 million for the three months ended September 30, 2012 and a net $0 million charge for the nine months ended September 30, 2012 related to the acquisition of Andhra Pradesh Paper Mills Limited.
(7)	Includes a gain of $1 million for the nine months ended September 30, 2012 for adjustments related to the sale of the Shorewood business.
(8)	Includes charges of $9 million and $42 million for the three months and nine months ended September 30, 2012 for costs associated with the restructuring of the Company’s xpedx operation.
(9)	Includes a gain of $6 million for interest related to the settlement of an IRS tax audit.
(10)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

International Paper Company

Reconciliation of Operating Profit to Operating Profit Before Special Items

(In millions)

	Three Months Ended September 30, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$517	$144	$73	$19	$753
Special Items (a)	(18)	(51)	—	(6)	(75)

Operating Profit as Reported	$499	$93	$73	$13	$678

	Three Months Ended September 30, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$342	$201	$67	$24	$634
Special Items (b)	(87)	1	—	(9)	(95)

Operating Profit as Reported	$255	$202	$67	$15	$539

	Three Months Ended June 30, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$477	$76	$52	$17	$622
Special Items (a)	(3)	—	(1)	(17)	(21)

Operating Profit as Reported	$474	$76	$51	$—	$601

	Nine Months Ended September 30, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$1,363	$369	$176	$38	$1,946
Special Items (a)	(35)	(51)	(45)	(30)	(161)

Operating Profit as Reported	$1,328	$318	$131	$8	$1,785

	Nine Months Ended September 30, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$987	$452	$226	$60	$1,725
Special Items (b)	(257)	—	1	(42)	(298)

Operating Profit as Reported	$730	$452	$227	$18	$1,427

(a)	See footnotes (1) - (4) on Sales and Earnings by Industry Segment
(b)	See footnotes (5) - (8) on Sales and Earnings by Industry Segment

(1) The Company calculates Operating Profit Before Special Items by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

International Paper

Sales Volume by Product (1)

Preliminary and Unaudited

International Paper Consolidated

	Three Months Ended Sept 30,		Three Months Ended June 30,	Nine Months Ended Sept 30,
	2013	2012	2013	2013	2012
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (2)	2,609	2,665	2,679	7,837	7,922
Containerboard (2)	801	823	861	2,520	2,400
Recycling	603	620	580	1,764	1,754
Saturated Kraft	49	47	49	138	130
Gypsum /Release Kraft (2)	47	37	36	113	89
Bleached Kraft	39	30	40	110	85
European Industrial Packaging (3)	325	244	332	996	770
Asian Box	111	108	101	312	306
Brazilian Packaging (4)	85	0	82	208	0

Industrial Packaging	4,669	4,574	4,760	13,998	13,456

Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	650	668	624	1,904	1,990
European & Russian Uncoated Papers	359	326	339	1,027	948
Brazilian Uncoated Papers	288	290	279	831	859
Indian Uncoated Papers	53	59	57	170	185

Uncoated Papers	1,350	1,343	1,299	3,932	3,982

Market Pulp (5)	413	414	427	1,272	1,155

Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	409	378	410	1,188	1,139
European Coated Paperboard	87	93	90	268	278
Asian Coated Paperboard	365	242	338	1,063	719

Consumer Packaging	861	713	838	2,519	2,136

(1)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(2)	Includes Temple-Inland volumes from date of acquisition in February 2012.
(3)	Includes volumes for Turkish box plants beginning in Q1 2013 when a majority ownership was acquired
(4)	Includes volumes for Brazil Packaging from date of acquisition in mid-January 2013
(5)	Includes North American, European and Brazilian volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY

Consolidated Balance Sheet

Preliminary and Unaudited

(In Millions)

	September 30, 2013	December 31, 2012
Assets

Current Assets
Cash and Temporary Investments	$1,946	$1,302
Accounts and Notes Receivable, Net	4,024	3,562
Inventories	2,841	2,730
Deferred Income Tax Assets	421	323
Assets held for sale	—	759
Other	243	229

Total Current Assets	9,475	8,905

Plants, Properties and Equipment, Net	13,697	13,949
Forestlands	580	622
Investments	755	887
Financial Assets of Special Purpose Entities	2,122	2,108
Goodwill	4,512	4,315
Deferred Charges and Other Assets	1,469	1,367

Total Assets	$32,610	$32,153

Liabilities and Equity

Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$783	$444
Liabilities held for sale	—	44
Accounts Payable and Accrued Liabilities	4,612	4,510

Total Current Liabilities	5,395	4,998

Long-Term Debt	8,900	9,696
Nonrecourse Financial Liabilities of Special Purpose Entities	2,042	2,036
Deferred Income Taxes	3,351	3,026
Pension Benefit Obligation	3,932	4,112
Postretirement and Postemployment Benefit Obligation	435	473
Other Liabilities	1,013	1,176

Equity
Invested Capital	3,018	2,642
Retained Earnings	4,212	3,662

Total Shareholders’ Equity	7,230	6,304

Noncontrolling interests	312	332

Total Equity	7,542	6,636

Total Liabilities and Equity	$32,610	$32,153

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Cash Flows

Preliminary and Unaudited

(In Millions)

	Nine Months Ended September 30,
	2013	2012
Operating Activities
Net earnings	$948	$567
Discontinued operations, net of taxes and noncontrolling interests	(40)	(35)

Earnings from continuing operations	$908	$532
Depreciation, amortization and cost of timber harvested	1,176	1,111
Deferred income tax expense (benefit), net	55	192
Restructuring and other charges	131	88
Pension plan contribution	(31)	(44)
Net (gains) losses on sales and impairments of businesses	1	89
Net bargain purchase gain on acquisition of business	(13)	—
Equity (earnings) loss, net	30	(52)
Periodic pension expense, net	413	256
Other, net	(112)	(66)
Changes in current assets and liabilities
Accounts and notes receivable	(357)	226
Inventories	(121)	23
Accounts payable and accrued liabilities	(19)	(125)
Interest payable	(8)	65
Other	(89)	(21)

Cash Provided By (Used For) Operations - Continuing Operations	1,964	2,274
Cash Provided By (Used For) Operations - Discontinued Operations	27	(20)

Cash Provided By (Used For) Operations	1,991	2,254

Investment Activities
Invested in capital projects - continuing operations	(759)	(1,001)
Acquisitions, net of cash acquired	(507)	(3,734)
Proceeds from divestitures	733	474
Equity investment in Ilim	—	(45)
Proceeds from sale of fixed assets	76	—
Other	(33)	(115)

Cash Provided By (Used For) Investment Activities - Continuing Operations	(490)	(4,421)
Cash Provided By (Used For) Investment Activities - Discontinued Operations	1	(61)

Cash Provided By (Used For) Investment Activities	(489)	(4,482)

Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(70)	(35)
Issuance of common stock	288	60
Issuance of debt	212	2,052
Reduction of debt	(637)	(2,123)
Change in book overdrafts	(65)	(52)
Dividends paid	(400)	(344)
Redemption of preferred securities	(150)	—
Other	(28)	(38)

Cash Provided By (Used for) Financing Activities	(850)	(480)

Effect of Exchange Rate Changes on Cash	(8)	(11)

Change in Cash and Temporary Investments	644	(2,719)
Cash and Temporary Investments
Beginning of the period	1,302	3,994

End of the period	$1,946	$1,275